News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Reports Third Quarter 2015 Financial Results

Revenue Increased 14.6% to $226.4 Million with Adjusted EPS of $0.75
Adjusted Net Income Increased 15.1%
Raised Low End of Full Year 2015 Revenue and EPS Guidance

Plainsboro, New Jersey / November 3, 2015 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the third quarter ending September 30, 2015.
Highlights:

•	Third quarter revenue increased 14.6% over the prior year quarter to $226.4 million and organic revenue increased 7.2%;

•	Adjusted net income increased 15.1% over the prior year quarter to $27.0 million;

•	Adjusted free cash flow conversion for the first nine months of 2015 was 80.4% versus 22.6% in the nine months ending September 30, 2014;

•	FOUNDER Study results were published online on August 25, 2015 and show an increased rate of complete wound closure in chronic Diabetic Foot Ulcer patients;

•	Successfully raised $230 million in a public offering of common stock and completed an expansion of the credit facility from $900 million to $1.1 billion in August 2015;

•	Recently completed several strategic transactions including the spin-off of SeaSpine and the acquisitions of TEI and the Salto Talaris(R);

•	Raised low-end of guidance range for full-year 2015 sales, organic sales and adjusted earnings per share.

Total revenues for the third quarter were $226.4 million, reflecting an increase of $28.8 million, or 14.6%, over the third quarter of 2014.
Excluding the contribution of revenues from acquisitions, discontinued products and the effect of currency exchange rates, revenues increased 7.2% over the third quarter of 2014.
"Revenues from our dural repair, upper extremities and regenerative tissue businesses helped drive organic growth over 7% in the third quarter," said Peter Arduini, Integra's President and Chief Executive Officer. "The team accomplished a number of critical milestones including two key acquisitions, the spin-off of SeaSpine and an equity offering, all of which set up the company for the next phase of growth."
Associated with the SeaSpine separation on July 1, 2015, the Company recorded a one-time, non-cash tax charge of $35.6 million or $1.00 per share to establish a valuation allowance for certain deferred tax assets in the third quarter. The Company reported GAAP net loss of $(31.9) million, or $(0.90) per share, for the third quarter of 2015, compared to GAAP net income from continuing operations of $9.0 million or $0.27 per share, for the third quarter of 2014.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the third quarter of 2015 was $27.0 million, or $0.75 per share, compared to adjusted net income of $23.4 million, or $0.71 per share, in the third quarter of 2014.
Adjusted EBITDA for the third quarter of 2015 was $47.7 million, or 21.1% of revenue, compared to $44.8 million, or 22.7% of revenue, in the prior year third quarter.
Adjusted free cash flow conversion for the first nine months of 2015 was 80.4% versus 22.6% in the prior-year period.
Outlook for 2015
Based upon the third quarter results, the Company is raising the low end of its previously provided full-year 2015 guidance for continuing operations. The Company now expects revenue of $878 million to $885 million, up from prior guidance of $870 million to $885 million, organic revenue growth of 6% to 7%, up from prior guidance of 6.0%, and adjusted EPS of $3.05 to $3.10, up from prior guidance of 3.00 to $3.10. This guidance also includes an immaterial contribution from the assets acquired from Tornier, completed in October. The Company's GAAP EPS guidance from continuing operations is now $0.20 to $0.25.
"We are pleased with the consistent financial performance and execution against our plans through the first nine months of the year. TEI and the Salto Talaris(R) are a great fit for Integra and the integrations are proceeding as planned," said Glenn Coleman, Integra's Chief Financial Officer. "This gives us the confidence to raise the low-end of our guidance range for total revenue, organic sales growth and adjusted earnings per share."
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Tuesday, November 3, 2015, to discuss financial results for the third quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.

Access to the live call is available by dialing (913) 312-1424 and using the passcode 961950. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through November 21, 2015 by dialing (719) 457-0820 and using the passcode 961950. The webcast will also be archived on the website.

Integra to host Investor Day on November 12, 2015 in New York City
Integra will also host its Investor Day meeting on Thursday, November 12, 2015, beginning at 8:30am (ET) in New York City. During the meeting, Integra's senior management will review the Company's strategy, product pipeline and longer term financial goals. The event will last approximately three and a half hours and will be webcast. A link to the Investor Day webcast will be available on the Investor Relations homepage of Integra's website at www.integralife.com.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income (loss) from continuing operations, GAAP and adjusted earnings (loss) from continuing operations per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the Company's ability to execute its operating plan effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions; the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2014 and information contained in subsequent filings with the Securities and Exchange

Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income (loss) from continuing operations, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) and those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income (loss) from continuing operations, excluding: (i) manufacturing facility remediation costs; (ii) global enterprise resource planning ("ERP") implementation charges; (iii) structural optimization charges; (iv) Post spin SeaSpine separation-related charges; (v) certain employee severance charges; (vi) acquisition-related charges; (vii) discontinued product lines charges; (viii) impairment charges; (ix) convertible debt non-cash interest; (x) intangible asset amortization expense; and (xi) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge and warrant transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. Because the Company reported a GAAP net loss in the three and nine months ended September 30, 2015, the calculation of GAAP diluted weighted average shares outstanding for the third quarter and year to date 2015 periods exclude the effects of stock options and unvested restricted stock, as the effect of these equity awards would be anti-dilutive. The Company included the dilutive effects of these equity awards in the calculation of adjusted diluted weighted average shares outstanding used to calculate adjusted earnings per diluted share for the third quarter and year to date 2015 periods because their effects are dilutive in relation to adjusted net income. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP net income (loss) from continuing operations to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three months ended September 30, 2015 and 2014, and the free cash flow and free cash flow conversion for the three months ended September 30, 2015 and 2014 and the twelve months ended September 30, 2015 and 2014, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2015	2014
Total revenues, net	$226,367	$197,523

Costs and expenses:
Cost of goods sold	86,069	73,896
Research and development	13,938	11,134
Selling, general and administrative	113,424	93,788
Intangible asset amortization	2,942	1,598
Total costs and expenses	216,373	180,416

Operating income	9,994	17,107

Interest income	5	25
Interest (expense)	(6,464)	(5,912)
Other income (expense), net	1,827	(263)
Income from continuing operations before taxes	5,362	10,957
Income tax expense	37,243	1,967
Income from continuing operations	(31,881)	8,990
Income (loss) from discontinued operations, net of tax expense (benefit)	$—	$817
Net income (loss) from continuing operations	$(31,881)	$9,807

Net income (loss) per share:
Income from continuing operations	(0.90)	0.27
Income (loss) from discontinued operations	—	0.02
Net income (loss) per share	$(0.90)	$0.29

Weighted average common shares outstanding for diluted net income per share	35,279	32,906

Segment revenues* and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended September 30,
	2015	2014	Change
Specialty Surgical Solutions	$147,085	$137,494	7%
Orthopedics and Tissue Technologies	$79,282	$60,029	32%
Total revenue	$226,367	$197,523	15%

Impact of changes in currency exchange rates	$5,733	$—
Less contribution of revenues from acquisitions**	(21,734)	—
Less contribution of revenues from discontinued products***	(3,189)	(4,234)	(25)%
Total organic revenues	$207,177	$193,289	7.2%

* The prior five business segment structure was realigned into three global segments effective with the first quarter 2015, one of which, Spine, has since been spun-off.
** Acquisitions include MicroFrance, Metasurg and TEI.
*** Excludes product revenues from Spine discontinued operations

Items included in GAAP net income from continuing operations and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2015

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	$4,468	$—	$4,468	$—	$—	$—
Structural optimization charges	8,539	1,942	6,597	—	—	—
Acquisition-related charges	5,061	2,763	2,298	—	—	—
Post-spin SeaSpine separation-related charges	3,356		3,356	—	—	—
Intangible asset amortization expense	9,574	6,632	—	2,942	—	—
Convertible debt non-cash interest	2,142	—	—	—	2,142	—
Estimated income tax impact from above adjustments and other items*	25,701	—	—	—	—	25,701
Total Adjustments	58,841	11,337	16,719	2,942	2,142	25,701

Depreciation expense	6,659	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

* Includes a valuation allowance of $35.6 million for certain deferred tax assets associated with the SeaSpine separation.

Three Months Ended September 30, 2014
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E (d)	Tax (e)
Manufacturing facility remediation costs	$538	$534	$4	$—	$—	$—
Global ERP implementation charges	4,937	—	4,937	—	—	—
Structural optimization charges	3,490	3,299	191	—	—	—
Acquisition-related charges	2,378	479	1,899	—	—	—
Certain employee severance charges	3,619	298	3,321	—	—	—
Discontinued product lines charges	600	600	—	—	—	—
Intangible asset amortization expense	5,632	4,034	—	1,598	—	—
Convertible debt non-cash interest	1,853	—	—	—	1,853	—
Estimated income tax impact from above adjustments and other items	(8,611)	—	—	—	—	(8,611)
Total Adjustments	14,436	9,244	10,352	1,598	1,853	(8,611)

Depreciation expense	6,470	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUNG OPERATIONS TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2015	2014

GAAP net income from continuing operations	$(31,881)	$8,990
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	16,233	12,102
Other (income), net	(1,827)	263
Interest (income) expense, net	6,459	5,887
Income tax expense	37,243	1,967
Manufacturing facility remediation costs	—	538
Global ERP implementation charges	4,468	4,937
Structural optimization charges	8,539	3,490
Acquisition-related charges	5,061	2,378
Certain employee severance charges	—	3,619
Post-spin SeaSpine separation-related charges	3,356	—
Discontinued product lines charges	—	600

Total of non-GAAP adjustments	79,532	35,781
Adjusted EBITDA	$47,651	$44,771

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2015	2014

GAAP net income (loss) from continuing operations	$(31,881)	$8,990
Non-GAAP adjustments:
Manufacturing facility remediation costs	—	538
Global ERP implementation charges	4,468	4,937
Structural optimization charges	8,539	3,490
Acquisition-related charges	5,061	2,378
Certain employee severance charges	—	3,619
Discontinued product lines charges	—	600
Post-spin SeaSpine separation-related charges	3,356	—
Intangible asset amortization expense	9,574	5,632
Convertible debt non-cash interest	2,142	1,853
Estimated income tax impact from adjustments and other items	25,701	(8,611)

Total of non-GAAP adjustments	58,841	14,436
Adjusted net income	$26,960	$23,426

Adjusted diluted net income per share	$0.75	$0.71
Weighted average common shares outstanding for diluted net income per share	35,279	32,906
Non-GAAP adjustment for dilutive effects of equity awards	1,157	—
Weighted average common shares outstanding adjustment for convertible dilution	(674)	—
Weighted average common shares outstanding for adjusted diluted net income per share	35,762	32,906

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2015	December 31, 2014

Cash and cash equivalents	$79,311	$71,734
Accounts receivable, net	125,465	110,414
Inventories, net	213,878	189,133

Bank line of credit	513,126	416,875
Convertible securities	216,604	213,121

Stockholders' equity	730,100	704,322

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Nine Months Ending September 30,
	2015	2014
GAAP Net cash provided by continuing operating activities	$81,300	$40,944

Purchases of property and equipment from continuing operations	(20,314)	(27,108)
Free Cash Flow	60,986	13,836

Adjusted net income *	$75,864	$61,331
Adjusted Free Cash Flow Conversion	80.4%	22.6%

* Adjusted net income for quarters ended September 30, 2014 and 2015 are reconciled above. Adjusted net income for remaining quarters in the nine months calculation have been previously reconciled and are publicly available in the Historical Financial Results: Continuing Operations presentation on our website integralife.com in the Investors section under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

($ in per share amounts)

	Projected Year Ended
	December 31, 2015
	Low	High
GAAP diluted net income per share from continuing operations	$0.20	$0.25

Global ERP implementation charges	0.43	0.43
Post-spin SeaSpine separation-related charges	0.09	0.09
Structural optimization charges	0.56	0.56
Acquisition-related charges	0.42	0.42
Certain employee severance charges	0.04	0.04
Intangible asset amortization expense	0.90	0.90
Convertible debt non-cash interest	0.22	0.22
Estimated income tax impact from adjustments and other items	0.19	0.19
Total of non-GAAP adjustments	$2.85	$2.85

Adjusted diluted net income per share from continuing operations	$3.05	$3.10

Source: Integra LifeSciences Holdings Corporation